Exhibit 99.5

DOMINION GAS HOLDINGS, LLC

Notice of Guaranteed Delivery

Offer to Exchange

Up to $400,000,000 of 2013 Series A 1.05% Senior Notes due 2016

that have been registered under the Securities Act of 1933, as amended,

for all outstanding unregistered 2013 Series A 1.05% Senior Notes due 2016

Up to $400,000,000 of 2013 Series B 3.55% Senior Notes due 2023

that have been registered under the Securities Act of 1933, as amended,

for all outstanding unregistered 2013 Series B 3.55% Senior Notes due 2023

Up to $400,000,000 2013 Series C 4.80% Senior Notes due 2043

that have been registered under the Securities Act of 1933, as amended,

for all outstanding unregistered 2013 Series C 4.80% Senior Notes due 2043

This form, or one substantially equivalent hereto, must be used by a holder to accept the Exchange Offer of Dominion Gas Holdings, LLC (the “Company”) and tender outstanding (i) unregistered 2013 Series A 1.05% Senior Notes due 2016 (the “Original Series A Senior Notes”), (ii) unregistered 2013 Series B 3.55% Senior Notes due 2023 (the “Original Series B Senior Notes”), and/or (iii) unregistered 2013 Series C 4.80% Senior Notes due 2043 (the “Original Series C Senior Notes,” and together with the Original Series A Senior Notes and Original Series B Senior Notes, the “Original Notes”) to Deutsche Bank Trust Company Americas, as exchange agent (the “Exchange Agent”), pursuant to the guaranteed delivery procedures described under the caption “The Exchange Offer—Procedures for Tendering Original Notes—Guaranteed Delivery” in the prospectus of the Company dated , 2014 (the “Prospectus”) and in Instruction 2 to the related letter of transmittal. Any holder who wishes to tender Original Notes pursuant to such guaranteed delivery procedures must ensure that the Exchange Agent receives this notice of guaranteed delivery, properly completed and duly executed, prior to 5:00 p.m., New York City time, on the Expiration Date (as defined below). Capitalized terms used and not defined herein shall have the meanings ascribed to them in the letter of transmittal.

The Exchange Offer will expire at 5:00 p.m., New York City time on                 , 2014, unless extended (the “Expiration Date”). Original Notes tendered in the Exchange Offer may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

Deliver to the Exchange Agent:

Deutsche Bank Trust Company Americas

By Mail, Overnight Mail or Courier:

DB Services Americas, Inc.

Attention: Reorg Department

5022 Gate Parkway, Suite 200

Jacksonville, FL 32256

By Facsimile Transmission (Eligible Institutions Only):

(615) 866-3889

Confirm by Telephone:

(877) 843-9767

For Information Call:

(877) 843-9767

DB.Reorg@db.com

Delivery of this notice of guaranteed delivery to an address other than as set forth above or transmission via facsimile to a number other than the one listed above will not constitute a valid delivery. The instructions accompanying this notice of guaranteed delivery should be read carefully before this notice of guaranteed delivery is completed.

This notice of guaranteed delivery is not to be used to guarantee signatures. If a signature on a letter of transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, that signature guarantee must appear in the applicable space in the box provided in the letter of transmittal for signature guarantees.

Ladies and Gentlemen:

The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the Prospectus and the related letter of transmittal, receipt of which is hereby acknowledged, the principal amount of Original Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption “The Exchange Offer—Procedures for Tendering Original Notes—Guaranteed Delivery” and in Instruction 2 of the letter of transmittal.

If tendering Original Series A Senior Notes:

Certificate Number(s) of Original Notes or Account Number at DTC	Aggregate Principal Amount Represented	Aggregate Principal Amount Tendered*

If tendering Original Series B Senior Notes:

Certificate Number(s) of Original Notes or Account Number at DTC	Aggregate Principal Amount Represented	Aggregate Principal Amount Tendered*

If tendering Original Series C Senior Notes:

Certificate Number(s) of Original Notes or Account Number at DTC	Aggregate Principal Amount Represented	Aggregate Principal Amount Tendered*

*	Unless otherwise indicated, a holder will be deemed to have tendered the entire aggregate principal amount represented by such notes. All tenders must be in principal amounts equal to $2,000 and integral multiples of $1,000 in excess thereof.

PLEASE SIGN AND COMPLETE

Name of Registered Holder(s):	Signature(s):

Dated: , 2014

Address:

(Include Zip Code)

Area Code and Telephone Number:

THIS NOTICE OF GUARANTEED DELIVERY MUST BE SIGNED BY THE REGISTERED HOLDER(S) OF THE TENDERED ORIGINAL NOTES EXACTLY AS THE NAME(S) OF SUCH PERSON(S) APPEAR(S) ON THE CERTIFICATE(S) FOR THE ORIGINAL NOTES OR ON A SECURITY POSITION LISTING AS THE OWNER OF THE ORIGINAL NOTES, OR BY PERSON(S) AUTHORIZED TO BECOME HOLDER(S) BY ENDORSEMENTS AND DOCUMENTS TRANSMITTED WITH THIS NOTICE OF GUARANTEED DELIVERY. IF SIGNATURE IS BY A TRUSTEE, EXECUTOR, ADMINISTRATOR, GUARDIAN, ATTORNEY-IN-FACT, OFFICERS OF A CORPORATION OR OTHER PERSON ACTING IN A FIDUCIARY OR REPRESENTATIVE CAPACITY, SUCH PERSON MUST PROVIDE THE FOLLOWING INFORMATION:

Please Type or Print

Name(s):

Capacity:

Address(es):
(Include Zip Code)

Area Code and Telephone Number:

GUARANTEE

(Not to be used for Signature Guarantees)

The undersigned, a firm that is a member of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc., a commercial bank or trust company having an office or correspondent in the United States or an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (in each case that is a participant in the Securities Transfer Agents’ Medallion Program, the New York Stock Exchange Medallion Program or the Stock Exchanges’ Medallion Program approved by the Securities Transfer Association Inc.), hereby guarantees deposit with the Exchange Agent of the letter of transmittal (or a facsimile thereof or an agent’s message in lieu thereof), together with the Original Notes tendered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Original Notes into the Exchange Agent’s account at DTC described in the Prospectus under the caption “The Exchange Offer—Procedures for Tendering Original Notes—Book-Entry Delivery Procedures” and in the letter of transmittal) and any other required documents, all by 5:00 p.m., New York City time, within three New York Stock Exchange trading days following the Expiration Date.

Name of Firm:
(Authorized Signature)

Address:	Name:

Title:
(Please Type or Print)

Area Code and Telephone Number:	Date: , 2014

DO NOT SEND ORIGINAL NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL SURRENDER OF ORIGINAL NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL (OR AN AGENT’S MESSAGE IN LIEU THEREOF) AND ANY OTHER REQUIRED DOCUMENTS.

INSTRUCTIONS TO NOTICE OF GUARANTEED DELIVERY

1. Delivery of this Notice of Guaranteed Delivery. A properly completed and duly executed copy of this notice of guaranteed delivery (or a facsimile hereof or an agent’s message relating to a notice of guaranteed delivery in lieu hereof) and any other documents required by this notice of guaranteed delivery must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Delivery of such notice of guaranteed delivery may be made by facsimile transmission, mail, courier or overnight delivery. The method of delivery of this notice of guaranteed delivery and any other required documents to the Exchange Agent is at the election and risk of the tendering holder, and the delivery will be deemed made only when actually received or confirmed by the Exchange Agent. If delivery is by mail, then registered mail with return receipt requested and proper insurance is advised. However, it is recommended that, instead of delivery by mail, the tendering holder use an overnight or courier service. In all cases, sufficient time should be allowed to assure delivery to the Exchange Agent before 5:00 p.m., New York City time, on the Expiration Date. A description of guaranteed delivery procedures is set forth in the Prospectus under the caption “The Exchange Offer—Procedures for Tendering Original Notes—Guaranteed Delivery” and in Instruction 2 of the related letter of transmittal.

2. Signatures on this Notice of Guaranteed Delivery. If this notice of guaranteed delivery (or a facsimile hereof) is signed by the registered holder(s) of the Original Notes referred to herein, the signature(s) must correspond exactly with the name(s) as written on the face of the Original Notes without alteration, enlargement or any change whatsoever. If this notice of guaranteed delivery (or a facsimile hereof) is signed by a participant in DTC whose name appears on a security position listing as the owner of the Original Notes, the signature must correspond exactly with the name as it appears on the security position listing as the owner of the Original Notes without alteration, enlargement or any change whatsoever.

If this notice of guaranteed delivery (or a facsimile hereof) is signed by a person other than the registered holder(s) of any Original Notes or a participant in DTC whose name appears on a security position listing as the owner of the Original Notes, this notice of guaranteed delivery must be accompanied by appropriate bond powers, signed as the name(s) of the registered holder(s) appear(s) on the Original Notes or signed as the name of the participant appears on DTC’s security position listing.

If this notice of guaranteed delivery (or a facsimile hereof) or bond powers are signed by one or more trustees, executors, administrators, guardians, attorneys-in-fact, officers of a corporation or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Company, should submit herewith evidence satisfactory to the Company of such person’s authority to so act.

3. Requests for Assistance or Additional Copies. Questions and requests for assistance or for additional copies of the Prospectus, the letter of transmittal or this notice of guaranteed delivery may be directed to the Exchange Agent at the address or facsimile number set forth on the cover page of this notice of guaranteed delivery. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.